                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) September 16, 2002


                           CANARGO ENERGY CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                       0-9147                  91-0881481
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)


          CanArgo Services (UK) Limited
           150 Buckingham Palace Road
                  London, England                         SW1W 9TR
  ----------------------------------------             --------------
  (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (44) 207 808 4700


--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 9.   REGULATION FD DISCLOSURE

            On September 16, 2002, CanArgo Energy Corporation issued a press release announcing that it has agreed terms with Ukrnafta, the Ukrainian State Oil Company, on revisions to the existing Joint Investment Production Activity ("JIPA") Agreement for the development of the Bugruvativske Field in Ukraine and reached agreement with Gals-K Ltd, a local Ukrainian oil and gas company, on the terms of a farm-in to the JIPA. The press release is presented below and incorporated herein by reference.

                       [CANARGO ENERGY CORPORATION GRAPHIC]

                           CANARGO ENERGY CORPORATION


                 FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA

            CANARGO ANNOUNCES SIGNING OF REVISED AGREEMENT IN UKRAINE


September 16th, 2002 -- Oslo, Norway, London, England -- CanArgo Energy Corporation ("CanArgo") (OSE: CNR, OTCBB: GUSH) is pleased to announce that it has agreed terms with Ukrnafta, the Ukrainian State Oil Company, on revisions to the existing Joint Investment Production Activity ("JIPA") Agreement for the development of the Bugruvativske Field in Ukraine and reached agreement with Gals-K Ltd, a local Ukrainian oil and gas company, on the terms of a farm-in to the JIPA.

The terms of the farm-in are that Gals-K will invest approximately $3 million in the Bugruvativske field over the course of the next 12 months in order to drill two new wells and they will bear the financial risk under the JIPA during this period. CanArgo, through its wholly owned subsidiary, Lateral Vector Resources Inc ("LVR"), can match up to the amount invested by Gals-K, prior to 31 December 2003. LVR will continue to be fully involved in the Management Committee set up under the JIPA.

Additionally, agreement has been reached with Ukrnafta, on revisions to the commercial terms of the JIPA. The revised JIPA provides that (assuming LVR matches Gals-K's initial expenditure) the financing risk shall be shared between LVR and a subsidiary of Gals-K, IPEC. Ukrnafta shall be entitled to 25% of all net profits distributed to the parties to the JIPA and the remainder shall be shared between LVR and IPEC. Assuming that LVR matches Gals-K's initial expenditure, LVR will be entitled to 34.5% of net profits generated under the JIPA (or a proportionally small amount if the amount invested is less than that invested by IPEC). In the event that LVR decides to not to invest in the project by 31 December 2003, it will receive an ongoing project fee of between 3-4% of the net profits generated under the JIPA in recognition of its earlier involvement in the project.

The Bugruvativske Field is located in a north-eastern region of Ukraine, the Sumy Oblast. The field was discovered in 1974 by Ukrnafta and was put into production shortly afterwards. Cumulative production is about 41 million stock tank barrels with current production from the field of the order of 5,000 barrels of oil per day. Pursuant to the terms of the JIPA, LVR and its farm-in partner will be entitled to share in the incremental production from the field as a result of investment under the JIPA.

Oil production in the Bugruvativske field comes from Lower Carboniferous clastics and, to a lesser extent, from Upper Devonian clastics at depths ranging from 3,200 to 3,900 metres. A total of 13 productive horizons have been identified within the field with the presence of oil extending over a total interval of 760 metres. The crude oil is sweet with API ranging from approximately 14 degrees API to 38 degrees API. In general, the lighter oil is associated with the deeper reservoirs. Production has been mainly from two of the deeper horizons thus leaving significant remaining undeveloped reserves.

Dr David Robson, Chief Executive Officer of CanArgo said, "The signing of the revised JIPA is a major step forward for CanArgo in Ukraine, and is the result of over 12 months of hard work. We can now move forward and develop the Bugruvativske Field in eastern Ukraine in accordance with our strategy set out when we acquired LVR last year".

The Norio Block XI(c) exploration well (MK72), has recently has been cased (245mm casing) at a depth of 9,620 feet (2,932m) in the Lower Sarmatian. The well is targeting a large structure in the Middle Eocene. A velocity survey has also been performed at the current depth to allow a review and calibration of seismic data in the drilled section, prior to drilling ahead. Farm-in partners are currently being sort to provide additional capital for completing the well.

CanArgo Energy Corporation is an independent oil and gas exploration and production company operating in Eastern Europe. CanArgo's principal oil and gas operations are located in the Republic of Georgia. The Company's activities at its primary field in Georgia, the Ninotsminda field, are conducted through its subsidiary, Ninotsminda Oil Company Limited. In addition, the Company has interests in several other oil and gas prospects and in refining and marketing. Further information on the Company is available at http://www.sec.gov.

The matters discussed in this press release include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company's reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward looking statements are intended to help shareholders and others assess the Company's business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot


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give assurance that the results anticipated herein will be attained.


FOR FURTHER INFORMATION, CONTACT:

CANARGO ENERGY CORPORATION
JULIAN HAMMOND
TEL:      +44 20 7808 4711
FAX:      +44 20 7808 4747
MOBILE:   +44 77 4057 6138
E-MAIL:   info@canargo.com



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CANARGO ENERGY CORPORATION


Date: September 16, 2002                       By: /s/Liz Landles
                                                   -----------------
                                                   Liz Landles
                                                   Corporate Secretary